WPCD0.PRS
STANLEY 401(k)
RETIREMENT SAVINGS PLAN

     Stanley Interiors Corporation (the "Company"), a Delaware corporation, established the Stanley Interiors Associates' Savings and Protection Plan, effective September 1, 1984, to provide benefits to those of its Associates and the Associates of its affiliates who were eligible to participate as provided therein.

     Effective December 31, 1986, the Raleigh Road Furniture Corporation Savings and Protection Plan merged into the plan. The plan was amended and restated effective January 1, 1987. Effective November 9, 1992, the Company changed its name and the name of the plan to "Stanley Furniture Company, Inc." and "Stanley Furniture Company, Inc. Associates' Savings and Protection Plan," respectively.

     The plan was amended and restated effective January 1, 1993, with 2 amendments thereon, to incorporate (1) the provisions of the Tax Reform Act of 1986 and subsequent legislation in effect after January 1, 1987 and (2) current administrative procedures.

     The Company hereby amends and completely restates the plan effective January 1, 1996, to effectuate changes in administrative procedures that include, but are not limited to, (1) a change in Trustee; (2) the addition of a matching contribution for all eligible Associates; (3) the provision for a separate benefit structure with respect to the Company matching contribution for the benefit of certain Associates ("Transition Group Associates") who were most affected by the freezing of accruals in The Stanley Retirement Plan; (4) the addition of a profit sharing feature with a vesting schedule and forfeiture policy thereon; and (5) a change in the name of the plan to "Stanley 401(k) Retirement Savings Plan" (the "Plan"). The amended and restated Plan is effective subject to receipt of an Internal Revenue Service determination that the Plan as amended and restated meets all applicable requirements of
Section 401(a) of the Code (as defined in subsection 1(h)), that employer contributions thereto remain deductible under Section 404 of the Code and that the fund maintained with respect thereto is tax exempt under Section 501(a) of the Code.1. DEFINITIONS

     (a) "ACCOUNT" shall mean on any date of determination the value of a Participant's share of the Fund.

     (i) "SALARY DEFERRAL ACCOUNT" shall mean the portion of the Participant's Account derived from Participating Company
contributions under subsection 4(a).     (ii)  "ROLLOVER ACCOUNT"
shall mean the portion of the Participant's Account derived from
amounts transferred to the Fund under subsection 4(h).    (iii)
"MATCHING CONTRIBUTION ACCOUNT" shall mean the portion of the Participant's Account derived from Participating Company matching contributions under subsection 4(e)(i).
    (iv) "AUTOMATIC BASIC CONTRIBUTION ACCOUNT" shall mean the portion of the Participant's Account derived from Participating Company automatic basic contributions under subsection 4(e)(ii).

     (b) "ADMINISTRATIVE COMMITTEE" or "COMMITTEE" shall mean the individual or group of individuals designated pursuant to subsection 2(b) to control and manage the operation and administration of the Plan to the extent set forth herein.

     (c) "ADMINISTRATOR" or "PLAN ADMINISTRATOR" shall mean the Company.

     (d) "ANNUAL ADDITIONS" shall mean the sum for any Limitation Year of (i) Participating Company contributions, (ii) Associate contributions (if any), (iii) forfeitures and (iv) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code, which are allocated to the account of a Participant under the terms of a plan subject to Section 415 of the Code. "Annual Additions" shall include excess contributions as defined in Section 401(k)(8)(B) of the Code, excess aggregate contributions as defined in Section 401(m)(6)(B) of the Code and excess deferrals as described in
Section 402(g) of the Code, regardless of whether such amounts are distributed or forfeited. "Annual Additions" shall not include rollover contributions made under subsection 4(h).

     (e) "ASSOCIATE" shall mean each person employed by a Participating Company or a Related Entity. The term "Associate" shall also include a person who is a "leased employee" with respect to the Company or Related Entity. No person who is a "leased employee" shall be eligible to participate in this Plan. "Leased employee" shall mean any person who provides services to the Company or Related Entity if:

     (i) such services are provided pursuant to an agreement between the Company or Related Entity and any leasing organization;
    (ii) such person has performed services for the Company or Related Entity (or for the Company or Related Entity and any related person within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least 1 year; and Associates in the business field of the Company or Related Entity.

     A leased employee shall be treated as an Associate of the Company or Related Entity; however, contributions or benefits provided by the leasing organization which are attributable to services performed for the Company or Related Entity shall be treated as provided by the Company or Related Entity. A leased employee shall not be treated as an Associate if such leased employee is covered by a money purchase pension plan of the leasing organization, and the number of leased employees does not constitute more than 20% of the Company or Related Entity's non-highly compensated work force as defined by Section 414(n)(5)(C) of the Code. The money purchase pension plan of the leasing organization must provide benefits equal to or greater than: (1)
a non-integrated company contribution rate of at least 10% of compensation, (2) immediate participation, and (3) full and immediate vesting.

     (f) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

     (g)  "BREAK IN SERVICE" shall mean a Period of Severance.

     (h) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (i) "COMPANY" shall mean Stanley Furniture Company, Inc., a Delaware corporation. Prior to November 9, 1992, "Company" meant
Stanley Interiors Corporation.

     (j) "COMPENSATION" shall mean the total cash remuneration for services paid to an Associate by a Participating Company in a Plan Year as reported on Form W-2, plus any amounts allocated to an Associate's Salary Deferral Account in accordance with his election authorizing that amounts be withheld from his remuneration and be credited thereto, but excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, and welfare benefits. "Compensation" shall not include other deferred compensation in connection with any other plan of deferred compensation maintained by a Participating Company. The foregoing definition of Compensation is intended to satisfy the requirements of 1.414(s)-1(c).

     For Plan Years beginning on or after January 1, 1994, the amount of an Associate's Compensation that may be taken into account under the Plan shall not exceed $150,000, or an adjusted amount determined pursuant to Sections 401(a)(17) and 415(d) of the Code. For Plan Years beginning before January 1, 1994, the amount of an Associate's Compensation that may be taken into account under the Plan shall not exceed $200,000, or an adjusted amount determined pursuant to Sections 401(a)(17) and 415(d) of the Code.

     In determining the compensation of an Associate for purposes shall apply, except in applying such rules, the term "family" shall include only the spouse of the Associate and any lineal descendants of the Associate who have not attained age 19 before the close of the year.

     (k) "DISABILITY" OR "DISABLED" shall mean Disability resulting from a demonstrable injury or disease which will permanently, continuously and wholly prevent an Associate who is a Participant from engaging in any occupation or performing any work for remuneration or profit; provided, that this term shall not include any injury or disease which (i) was contracted, suffered or incurred while the Participant engaged in, or resulted from his having engaged in, a criminal enterprise, (ii) was intentionally self-inflicted, (iii) arose out of service in the armed forces of any country, or (iv) arose as a result of employment with or while working for a Related Entity (other than a Participating Company). In determining whether or not a Participant is Disabled, the Committee may require the Participant to submit to a physical examination at any reasonable time or times by 1 or more physicians approved by the Committee. Refusal by a Participant to submit to any physical examination shall be deemed to constitute recovery from Disability for purposes of the Plan.

     (l) "EARLY RETIREMENT DATE" shall mean any date after the date on which a Participant attains age 55, provided he has completed 10 one-year Periods of Service with a Participating
Company.

     (m) "EFFECTIVE DATE" of this amendment and restatement shall mean January 1, 1996. The original Effective Date of this Plan shall mean September 1, 1984. The Plan was amended and restated in 1987 and 1993.

     (n) "ENTRY DATE" shall mean the first day of each Plan Year and the first day of the fourth, seventh and tenth months of the Plan Year.

     (o)  "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

     (p) "FAMILY MEMBER" as defined in Code Section 414(q)(6)(B) shall mean the spouse, lineal ascendants and descendants and the spouses of such lineal ascendants or descendants, of either a 5% owner of a Participating Company as defined in Section 416(i) of the Code, or one of the top 10 paid Associates of a Participating Company.

     (q) "FIDUCIARY" shall mean a person who, with respect to the Plan, (i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control with respect to management or disposition of the Plan's assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan.

     (r) "FUND" shall mean the assets of the Plan. All Investment Categories shall be part of the Fund.

     (s)  "HIGHLY COMPENSATED ASSOCIATE" includes active Highly
Compensated Associates and former Highly Compensated Associates.

     An active Highly Compensated Associate includes any Associate who performs services for a Participating Company during the "determination year" and who, during the "look-back year":

     (i) received Compensation from a Participating Company in excess of $100,000 (as adjusted after the 1996 Plan Year pursuant to Section 415(d) of the Code);
    (ii) received Compensation from a Participating Company in excess of $66,000 (as adjusted after the 1996 Plan Year pursuant to
Section 415(d) of the Code) and was a Participant of the "top-paid
group" for such year; or    (iii)  was an officer of a
Participating Company and received Compensation during such year that is greater than 50% of the dollar limitation in effect under
Section 415(b)(1)(A) of the Code.

     The term Highly Compensated Associate also includes:

    (iv) Associates who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Associate is one of the 100 Associates who received the most Compensation from a Participating
Company during the "determination year;" and      (v)  Associates
who are 5% owners at any time during the "look-back year" or "determination year."

     For purposes of (ii) above, an Associate is a member of the "top-paid group" for the "determination year" or "look-back year" if such Associate is in the group consisting of the top 20% of Associates when ranked on the basis of Compensation paid during such year.
     If no officer has satisfied the Compensation requirement of
(iii) above during either a "determination year" or "look-back year," the highest paid officer for such year shall be treated as a Highly Compensated Associate.

     For this purpose, the "determination year" shall be the Plan Year. The "look-back year" shall be the 12-month period immediately preceding the determination year. The Company may elect, however, to make the look-back year calculation for a determination year on the basis of the calendar year ending with or within the applicable determination year as provided for in applicable Regulations. Such election shall apply to all plans of the Company.
who separated from service (or was deemed to have separated) prior to the determination year, performs no service for a Participating Company during the determination year, and was an active Highly Compensated Associate for either the separation year or any determination year ending on or after the Associate's 55th birthday.

     If an Associate is, during a determination year or look-back year, a Family Member of either a 5% owner who is an active or former Associate or a Highly Compensated Associate who is one of the 10 most Highly Compensated Associates ranked on the basis of Compensation paid by a Participating Company during such year, then the Family Member and the 5% owner or top 10 Highly Compensated Associate shall be aggregated. In such case, the Family Member and 5% owner or top 10 Highly Compensated Associate shall be treated as a single Associate receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the Family Member and 5% owner or top 10 Highly Compensated Associate.

     The determination of who is a Highly Compensated Associate, including the determinations of the number and identity of Associates in the top-paid group, the top 100 Associates, the number of Associates treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder. The determination of Highly Compensated Associates may be made in accordance with Revenue Procedure 93-42 (and any subsequent administrative guidance).

     (t) "HOUR OF SERVICE" shall mean each hour (i) for which an Associate is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity for the performance of duties or (ii) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Company or a Related Entity. These hours shall be credited to the Associate for the period or periods in which the duties were performed or to which the award or agreement pertains irrespective
of when payment is made.   For purposes of this subsection, the
regulations issued by the Secretary of Labor at 29 CFR 2530.200b - 2(b) and (c) are incorporated by reference. Nothing herein shall be construed as denying an Associate credit for an Hour of Service if credit is required by separate federal law.

     (u) "INVESTMENT CATEGORY" shall mean any separate investment fund which is made available under the terms of the Plan.

     (v)  "INVESTMENT MANAGER" shall mean any Fiduciary who:

     (i)  has the power to manage, acquire, or dispose of any asset
of the Plan;     (ii)  is:

         (A) registered as an investment adviser under the Investment Advisers Act of 1940;
         (B)  a bank, as defined in that Act; or
         (C) an insurance company qualified to perform services described in subsection 1(v)(i) above under the laws of more than 1 state; and

   (iii) has acknowledged in writing that he is a Fiduciary with respect to the Plan.

     (w) "LIMITATION YEAR" shall mean the consecutive 12-month period commencing on January 1 and ending on December 31.

     (x) "PARTICIPANT" shall mean each Associate of a Participating Company who satisfies the requirements for participation under Section 3 hereof or who has an Account held under the Plan.
     (y) "NORMAL RETIREMENT DATE" shall mean the date on which a Participant attains age 65.

     (z) "PARTICIPATING COMPANY" shall mean any Related Entity with respect to the Company which adopts this Plan pursuant to
Section 16. The term shall also include the Company, unless the context otherwise requires.

    (aa) "PERIOD OF SERVICE" shall mean the period of time commencing on the date on which an Associate first is credited with an Hour of Service or, if applicable, the first date following a Period of Severance on which an Associate is credited with an Hour of Service, and ending on the next following Severance Date. Notwithstanding the foregoing, for purposes of eligibility to participate under Section 3 and calculation of nonforfeitable rights under subsection 8(d), a Period of Severance of less than 1 year shall be included in a Period of Service. Furthermore, Period of Service shall include the period of time during which the Associate is absent from work, up to the first anniversary of the date on which such absence began, (i) by reason of the Associate's pregnancy, (ii) by reason of the birth of the Associate's child,
(iii) by reason of the placement of a child with such Associate in connection with an adoption of such child by the Associate, (iv) for purposes of caring for a child for a period beginning immediately following birth or placement, or (v) by reason of jury or military duty.

    (bb) "PERIOD OF SEVERANCE" shall mean the period of time commencing on an Associate's Severance Date and ending on the date on which the Associate first again is credited with an Hour of Service.

    (cc) "PLAN" shall mean the Stanley 401(k) Retirement Savings Plan as set forth herein as of the Effective Date and the same as may be amended from time to time. Prior to January 1, 1996, the Plan was entitled, "Stanley Furniture Company, Inc. Associates' Savings and Protection Plan." Prior to November 9, 1992, the Plan."

    (dd) "PLAN YEAR" shall mean the consecutive 12-month period commencing on January 1 and ending on December 31.

    (ee) "RELATED ENTITY" shall mean (i) all corporations which are members with a Participating Company in a controlled group of corporations within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(c) of the Code, (ii) all trades or businesses (whether or not incorporated) which are under common control with a Participating Company as determined by regulations promulgated under Section 414(c) of the Code, (iii) all trades or businesses which are members of an affiliated service group with a Participating Company within the meaning of Section 414(m) of the Code and (iv) any other entity required to be aggregated with a Participating Company in accordance with regulations under Section 414(o) of the Code; provided, however, for purposes of Section 5, the definition shall be modified to substitute the phrase "more than 50%" for the phrase "at least 80%" each place it appears in Section 1563(a)(1) of the Code. Furthermore, for purposes of crediting Hours of Service for eligibility to participate and vesting, Service performed as a leased employee, within the meaning of Section 414(n) of the Code, of a Participating Company or a Related Entity shall be treated as Service performed for a Participating Company or a Related Entity. An entity is a Related Entity only during those periods in which it is included in a category described in this subsection. The term "Related Entity" shall also include the Company's predecessor, Stanley Interiors Corporation.

    (ff) "SERVICE" shall mean the sum of an Associate's Periods of Service. Service is measured in completed years and days, where
365 days of Service equal 1 year of Service.

    (gg) "SEVERANCE DATE" shall mean the earlier of (i) the date an Associate quits, is discharged, retires or dies or (ii) the first anniversary of the date an Associate is absent from the employ of the Company and all Related Entities for any reason other than an approved leave of absence granted in writing by the Company according to a uniform rule applied without discrimination provided the Associate returns to the employ of the Company or a Related Entity upon completion of the leave. Notwithstanding the foregoing, an Associate who terminates Service to enter the military service of the United States shall not suffer a Severance Date as of such date provided (i) such Associate's rights are protected by federal law and (ii) such Associate returns to employment with the Company or a Related Entity within the period required by law for preservation of his rights. Under such circumstances, an Associate shall receive credit for Service for his entire period of absence. If the Associate does not return to Service within the time prescribed by law, then the date he terminated employment shall be his Severance Date. In addition, for purposes of determining whether a Break in Service has occurred Date until the second anniversary of the date on which such Associate is absent from work (i) by reason of the Associate's pregnancy, (ii) by reason of the birth of the Associate's child,
(iii) by reason of the placement of a child with such Associate in connection with an adoption of such child by the Associate or (iv) for purposes of caring for a child for a period beginning immediately following birth or placement.

    (hh) "TRANSITION GROUP ASSOCIATE" shall mean an Associate who, as of December 31, 1995, had completed a 1-year Period of Service with the Company, had not attained age 65, and whose age, when added to his Periods of Service, equals or exceeds 75. An Associate who is a Transition Group Associate on December 31, 1995 shall no longer be classified as a Transition Group Associate upon the attainment of age 65.

    (ii) "TRUST AGREEMENT" shall mean the agreement between the Company and the Trustee under which the Fund is held.

    (jj) "TRUSTEE" shall mean such person, persons or corporate fiduciary designated pursuant to subsection 6(a) to manage and control the Fund pursuant to the terms of the Plan and the Trust
Agreement.

    (kk) "VALUATION DATE" shall mean the last business day of the Plan Year and the last business day of the third, sixth and ninth months in the Plan Year.
     2.  ADMINISTRATION OF THE PLAN

     (a)  ERISA REPORTING AND DISCLOSURE BY ADMINISTRATOR.  The
Administrator shall file all reports and distribute to Participants and beneficiaries reports and other information required under ERISA and the Code.

     (b) COMMITTEE. The Company, through its Board of Directors, shall designate an Administrative Committee which shall have the authority to control and manage the operation and administration of the Plan. If the Committee consists of more than 2 members, it shall act by majority vote. The Committee may (i) delegate all or a portion of the responsibilities of controlling and managing the operation and administration of the Plan to 1 or more persons and
(ii) appoint agents, investment advisers, counsel, or other representatives to render advice with regard to any of its responsibilities under the Plan. The Board of Directors may remove, with or without cause, the Committee or any Committee member. The Committee may remove, with or without cause, any delegate or adviser designated by it.

     (c) MULTIPLE CAPACITIES. Any person may serve in more than 1 fiduciary capacity (including service both as Trustee and Committee member).

     (d) COMMITTEE POWERS. The responsibility to control and manage the operation and administration of the Plan shall include, but shall not be limited to, the performance of the following acts:

     (i)  the filing of all reports required of the Plan;
    (ii) the distribution to Participants and beneficiaries of all reports and other information required of the Plan;
   (iii)  the keeping of complete records of the administration of
the Plan;     (iv)  the promulgation of rules and regulations for
the administration of the Plan consistent with the terms and provisions of the Plan;
     (v) the interpretation of the Plan including the determination of any questions of fact arising under the Plan and the making of all decisions required by the Plan. The Committee's interpretation of the Plan and any actions and decisions taken in good faith by the Committee based on its interpretation shall be final and conclusive. The Committee may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be expedient to carry the Plan into effect and shall be the sole judge of such expediency; and
    (vi) the amendment of the Plan and the appointment or removal of the Trustee, if so directed by the Board of Directors of the Company.

     (e) ALLOCATION OF FIDUCIARY RESPONSIBILITY. The Board of Directors, the Administrator, the Committee, the Trustee and the Investment Manager (if any) possess certain specified powers, Trust Agreement. It is intended under this Plan and the Trust Agreement that each be responsible solely for the proper exercise of its own functions and that each not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty by another Fiduciary under ERISA's rules of co-fiduciary responsibility. In general:

     (i) the Board of Directors, by resolution at their meetings or by written consent or by any other process permitted under relevant State law, is responsible for appointing and removing the Committee and the Trustee and for amending or terminating the Plan and the Trust Agreement; provided, however, that the Board of Directors may from time to time authorize the Committee to amend the Plan and Trust Agreement and to appoint or remove a Trustee;
  (ii) the Committee is responsible for administering the Plan, for adopting such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business, for discharging the statutory duties of a plan administrator under ERISA and the Code, and for providing a procedure for carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA and the Code;
   (iii) the Trustee and the Investment Manager are responsible for the management and control of the respective portions of the Fund over which they have control to the extent provided in the
Trust Agreement; and     (iv)  the Fiduciary appointing an
Investment Manager is responsible for the appointment and retention of the Investment Manager.

     (f) CLAIMS. If, pursuant to the rules, regulations or other interpretations of the Plan, the Committee denies the claim of a Participant or beneficiary for benefits under the Plan, the Committee shall provide written notice, within 90 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

     (i)  the specific reasons for such denial;
    (ii) the specific reference to the Plan provisions on which the denial is based;
   (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and
    (iv) an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto.
A Participant or beneficiary whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the 60-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefore and the specific Plan references on which it is based.

     (g) FIDUCIARY COMPENSATION. A Committee member, delegate, or adviser who already receives full-time pay from the Company or a Related Entity shall serve without compensation for his services as such, but he shall be reimbursed pursuant to subsection 2(h) for any reasonable expenses incurred by him in the administration of the Plan. A Committee member, delegate, or adviser who is not already receiving full-time pay from the Company may be paid such reasonable compensation as shall be agreed upon.

     (h) PLAN EXPENSES. All expenses of administration of the Plan may be paid by the Company. If the Company does not pay such expenses, then appropriate administrative expenses shall be paid out of the Fund, as determined by the Committee.

     (i) FIDUCIARY INSURANCE. If the Committee so directs, the Plan shall purchase insurance to cover the Plan from liability or loss occurring by reason of the act or omission of a Fiduciary provided such insurance permits recourse by the insurer against the Fiduciary in the case of a breach of duty by such Fiduciary.

     (j) INDEMNIFICATION. The Company shall indemnify and hold harmless to the maximum extent permitted by its by-laws each Fiduciary who is an Associate or who is an officer or director of any Participating Company or any Related Entity from any claim, damage, loss or expense, including litigation expenses and attorneys' fees, resulting from such person's service as a Fiduciary of the Plan provided the claim, damage, loss or expense does not result from the Fiduciary's gross negligence or intentional misconduct.
     3.  PARTICIPATION IN THE PLAN

     (a) INITIAL ELIGIBILITY. Each and every Associate of a Participating Company eligible to participate in this Plan on December 31, 1995 shall continue to be eligible to participate in this Plan as amended and restated effective January 1, 1996. Each and every other Associate of a Participating Company not excluded under subsection 3(b) shall be eligible and shall qualify to participate in the Plan on the Entry Date next following completion by such Associate of a 1-year Period of Service, provided he is then employed by a Participating Company.

     (b)  INELIGIBLE ASSOCIATES

     (i) COLLECTIVE BARGAINING AGREEMENT. No Associate whose terms and conditions of employment are determined by a collective bargaining agreement between Associate representatives and a Participating Company shall be eligible or qualify for participation unless such collective bargaining agreement provides to the contrary, in which case such Associate shall be eligible or shall qualify for participation upon compliance with such provisions for eligibility or participation as such agreement shall provide; except that no Associate who has selected, or in the future selects, a union shall become ineligible during the period between his selection of the union and the execution of the first collective bargaining agreement which covers him.
    (ii) CERTAIN OUTLET STORE ASSOCIATES. No person employed as an outlet store clerk shall be eligible to participate in the Plan.
   (iii) CERTAIN RELATED ENTITIES. No Associate of a Related Entity which is not a Participating Company shall be eligible to
participate in the Plan.     (iv)  NONRESIDENT ALIENS.  No
Associate who is a nonresident alien and who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from a Participating Company which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) shall be eligible to participate in the Plan.

     (c) COMMENCEMENT OF PARTICIPATION. An Associate who satisfies all the requirements for eligibility under subsection 3(a) and who is not excluded under subsection 3(b) shall become a Participant on the earlier of the (i) Entry Date following his timely election authorizing amounts be withheld from his Compensation and be credited to his Salary Deferral Account or (ii) the Entry Date on which he first became eligible to share in Participating Company contributions for the Plan Year in which the Entry Date occurs.

     (d) TERMINATION AND REQUALIFICATION. An Associate who has satisfied the applicable service requirement of subsection 3(a) and who subsequently becomes ineligible for any reason for a period of less than 5 one-year Periods of Severance shall requalify for participation on the date on which he is next credited with an Hour of Service in an eligible job classification. An Associate who has participation on the date he again satisfies the requirements of subsection 3(a) hereof.

     (e) TERMINATION OF PARTICIPATION. An Associate who becomes a Participant shall remain a Participant as long as he has an Account held under the Plan.
     4.  CONTRIBUTIONS

     (a) SALARY DEFERRAL CONTRIBUTIONS. Each Associate who becomes eligible to participate may elect that his Participating
Company contribute on his behalf any percentage of his Compensation, as he shall elect, subject to the following rules:

     (i) AMOUNT. The amount of contribution which may be specified shall be determined by the Committee and may be changed from time to time. Until such time that the Committee announces a different maximum or minimum, a Participant may specify an amount equal to any percentage of his Compensation, not to exceed 16% thereof if the Participant is a Transition Group Associate and not to exceed 18% thereof if the Participant is not a Transition Group Associate, but in no event less than 1% thereof.
    (ii) CHANGE. A Participant may change the specified percentage prospectively from time to time by making a revised election; the frequency with which such changes are allowed shall be specified in rules established by the Committee, which rules
shall permit a change no less often than annually.    (iii)
SUSPENSION.  A Participant may suspend his election at any time.
  (iv) SALARY REDUCTION. A Participant's pay for a Plan Year shall be reduced by the amount of the contribution that he elects
for such Plan Year.      (v)  ELECTION.  All elections shall be
made at the time, in the manner, and subject to the conditions specified by the Committee, which shall prescribe uniform and nondiscriminatory rules for such elections. The Participating Companies shall pay over to the Fund all contributions made under this subsection with respect to a Plan Year no later than the date specified in the relevant ERISA and Code regulations.
Contributions made by Participating Companies under this subsection shall be allocated to the Salary Deferral Accounts of the Participants from whose Compensation the contributions were withheld in an amount equal to the amount withheld. Such contributions shall be deemed to be Participating Company contributions made on behalf of Participants to a qualified cash or deferred arrangement (within the meaning of Section 401(k)(2) of the Code).

     (b) SALARY DEFERRAL CONTRIBUTION LIMITATIONS. Contributions under subsection 4(a) shall be limited as provided below.

     (i) EXCLUSION LIMIT. The maximum amount of contribution which any Participant may make in any calendar year under subsection 4(a) is $9,500 (or such increased annual amount after the 1996 Plan Year resulting from a cost of living adjustment pursuant to Sections 402(g)(5) and 415(d)(1) of the Code), reduced by the amount of elective deferrals by such Participant under all other plans, contracts or arrangements of any Participating Company or Related Entity. If the contribution under subsection 4(a) for a Participant for any calendar year exceeds $9,500 (or such increased annual amount after the 1996 Plan Year resulting from an adjustment described above), the Committee shall direct the Trustee allocable thereto, as calculated in accordance with subsection 4(d)(iv)) to the Participant not later than April 15 following the close of such calendar year. If (A) a Participant participates in another plan which includes a qualified cash or deferred arrangement, (B) such Participant contributes in the aggregate more than the exclusion limit under subsection 4(a) of this Plan and the corresponding provisions of the other plan and (C) the Participant notifies the Committee not later than March 1 following the close of such calendar year of the portion of the excess the Participant has allocated to this Plan, then the Committee shall direct the Trustee to distribute to the Participant not later than April 15 following the close of such calendar year the excess amount (plus any income and minus any loss allocable to such amount) which the Participant allocated to this Plan.
   (ii) DISCRIMINATION TEST LIMITS. The Committee may limit the maximum amount of contribution for Participants who are Highly Compensated Associates to the extent it determines that such limitation is necessary to keep the Plan in compliance with Section 401(a)(4) or Section 401(k)(3) of the Code. Any limitation shall be effective for all payroll periods following the announcement of the limitation.
  (iii) DISTRIBUTION LIMITATIONS. Amounts attributable to elective contributions may not be distributed earlier than upon 1 of the following events:

       (A) The Associate's retirement, death, Disability or separation from service;
       (B) The termination of the Plan without establishment of a successor plan;
       (C) The Associate's attainment of age 59 1/2 or the Associate's hardship pursuant to Plan Section 10;
       (D) The sale or other disposition by a corporation to an unrelated corporation which does not maintain the Plan of substantially all of the assets used in a trade or business, but only with respect to Associates who continue employment with the acquiring corporation; or
       (E) The sale or other disposition by a corporation of its interest in a subsidiary to an unrelated entity which does not maintain the Plan, but only with respect to Associates who continue employment with the subsidiary.

     (c) SALARY DEFERRAL ACCOUNT. The salary deferral contributions allocated to a Participant, as adjusted for investment gain or loss and income or expense, constitute such Participant's Salary Deferral Account. A Participant shall at all times have a nonforfeitable interest in the Salary Deferral Account portion of his Account.

     (d)  COMPLIANCE WITH SALARY DEFERRAL DISCRIMINATION TESTS.

     (i) RULE. In no event shall the "average actual deferral percentage" (as defined below) for Participants who are Highly
Compensated Associates for any Plan Year bear a relationship to the Highly Compensated Associates which does not satisfy either subsection (A) or (B) below.

       (A) The requirement shall be satisfied for a Plan Year if the "average actual deferral percentage" for the group of Participants who are Highly Compensated Associates that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year is not more than the "average actual deferral percentage" of all others who are eligible to make contributions under subsection 4(a) for any portion of the Plan
Year multiplied by 1.25.        (B)  The requirement shall be
satisfied for a Plan Year if (1) the excess of the "average actual deferral percentage" for the Participants who are Highly Compensated Associates for the Plan Year that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year over the "average actual deferral percentage" of all others who are eligible to make contributions for any portion of the Plan Year is not more than 2 percentage points and (2) the "average actual deferral percentage" for Participants who are Highly Compensated Associates is not more than the "average actual deferral percentage" of all others eligible to make contributions under subsection 4(a) for any portion of the Plan Year multiplied by 2.

    (ii) SPECIAL DEFINITION OF PARTICIPANT. For purposes of this subsection 4(d), the term "Participant" shall mean each Associate eligible to make contributions under subsection 4(a) at any time during a Plan Year. Such Participants include:

       (A) an Associate who would be a Participant but for the failure to make required contributions;
       (B) an Associate whose right to make elective contributions has been suspended because of an election (other than certain 1-time elections) not to participate or a distribution; and
       (C) an Associate who cannot make an elective contribution because of the Code Section 415 limitations.

     In the case of an eligible Associate who makes no elective contributions, the deferral ratio that is to be included in determining the "actual deferral percentage" is zero.

   (iii) REFUND. If the relationship of the "average actual deferral percentage" does not satisfy subsection 4(d)(i) for any Plan Year, then the Committee shall direct the Trustee to distribute the "excess contribution" (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto as calculated in accordance with subsection 4(d)(iv)) by the last day of the following Plan Year to the Highly Compensated Associates on the basis of the respective portions of the "excess contribution" attributable to each, as determined under this subsection. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Company or Related Entity contribution" for any Plan Year is the excess of the aggregate amount of Participating Company contributions paid over to the Fund pursuant to subsection 4(a) on behalf of Highly Compensated Associates for such Plan Year over the maximum amount of such contributions permitted for Highly Compensated Associates under subsection 4(d)(i). The portion of the excess contribution attributable to a Highly Compensated Associate is determined by reducing contributions made on behalf of Highly Compensated Associates in order of "actual deferral percentages" for each such Associate, beginning with the highest of such percentages, until the excess contribution is eliminated. Excess contributions shall be allocated to Participants who are subject to the family aggregation rules of Section 414(q)(6) of the Code by allocating the excess contributions for the family group among the Family Members in proportion to the elective contribution of each Family Member that is combined to determine the "actual deferral percentage" pursuant to 1.401(k)-1(f)(5)(ii). Any refund made in accordance with this subsection to a Participant shall be drawn from his Salary Deferral Account.

     The amount of excess contributions to be distributed shall be reduced by excess deferrals previously distributed pursuant to subsection 4(b)(i) for the taxable year ending in the same Plan Year. Furthermore, excess deferrals to be distributed for a taxable year pursuant to subsection 4(b)(i) will be reduced by excess contributions previously distributed pursuant to this subsection 4(d)(iii) hereof for the Plan Year beginning in such taxable year.

    (iv) ALLOCATION OF INCOME. Excess deferrals and excess contributions shall be adjusted for any income or loss through the last day of the Plan Year. The income or loss is the income or loss allocable to the Participant's Salary Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's excess deferrals and excess contributions for the year and the denominator of which is the Participant's Salary Deferral Account balance.
     (v) ADDITIONAL DEFINITIONS. The "average actual deferral percentage" for a specific group of Participants for a Plan Year shall be the average of the "actual deferral percentage" for each Participant in the group for such Plan Year. The "actual deferral percentage" for a particular Participant for a Plan Year shall be the ratio of the amount of Participating Company contributions paid over to the Fund pursuant to subsection 4(a) for such Participant to the Participant's "compensation" for such Plan Year excluding the Participant's "compensation" prior to satisfying the eligibility requirements of Section 3. For this purpose, "compensation" means compensation for services performed for a Participating Company which is currently includable in gross income, but excluding compensation which is excludable from gross income pursuant to an election under a qualified cash or deferred arrangement under Section 401(k) of the Code or a cafeteria plan under Section 125 of the Code. In no event shall such compensation
(vi) CONTRIBUTIONS CONSIDERED. A Participant's salary deferral contributions will be taken into account under the actual deferral percentage test of this subsection 4(d) pursuant to Section 401(k)(3)(A) of the Code for a Plan Year only if they satisfy subsections (A) and (B) below:

       (A) The salary deferral contributions relate to compensation that either would have been received by the Associate in the Plan Year (but for the deferral election);
       (B) The salary deferral contributions are allocated to the Associate as of a date within the Plan Year for which subsection 4(d)(i) applies. For this purpose, salary deferral contributions are considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the salary deferral contribution is actually paid to the trust no later than 12 months after the Plan Year to which the contribution relates. Notwithstanding the foregoing, salary deferral contributions that are distributed to a Participant pursuant to Section 5 hereof shall be disregarded for purposes of determining a Participant's average actual deferral percentage for the year in which the excess annual addition arose.

   (vii) AGGREGATION OF PLANS. If this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with 1 or more other plans, or if 1 or more other plans satisfy the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then subsection 4(d)(i) shall be applied by determining the "contribution percentages" of Participants as if all such plans were a single plan. Plans permissively aggregated pursuant to this subsection must have the same Plan Year. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Code
Section 401(k) and corresponding regulations.
  (viii) AGGREGATION OF CONTRIBUTIONS. The "contribution percentage" for any Participant who is a Highly Compensated Associate for the Plan Year and who is eligible to have salary deferral contributions allocated to his account under 2 or more plans described in Section 401(a) of the Code that are maintained by a Participating Company or Related Entity shall be determined as if the total of such Participant contributions were made under this Plan and each other plan. For purposes of this subsection, the contributions considered are those taken into account for each plan with a Plan Year ending with or within the same calendar year.
    (ix) SPECIAL RULE. For purposes of determining the actual deferral percentage of a Participant who is a Highly Compensated Associate, the contributions allocable to such Participant and compensation of such Participant shall include the contributions allocable to Family Members and compensation of Family Members. Family Members, with respect to Highly Compensated Associates, shall be disregarded as separate Associates in determining the average actual deferral percentage both for Participants who are not Highly Compensated Associates and for Participants who are Highly Compensated Associates.
     (i) MATCHING CONTRIBUTIONS. Effective January 1, 1996, the Participating Companies shall contribute to the Fund as a Matching Contribution such uniform percentage of the amount contributed with respect to a Transition Group Associate under subsection 4(a) as the Company, in its absolute discretion, shall determine. The Participating Companies shall contribute to the Fund such other uniform percentage of the amount contributed with respect to any other Participant under subsection 4(a) as the Company, in its absolute discretion, shall determine.

     Until otherwise announced by the Board of Directors of the Company, the discretionary Matching Contribution made on behalf of each Participant shall not exceed (A) 75% of the first 4% contributed with respect to a Participant under subsection 4(a), provided said Participant is a Transition Group Associate; or (B) 25% of the first 4% contributed with respect to a Participant under subsection 4(a), provided said Participant is not a Transition Group Associate.

     Matching Contributions made pursuant to this subsection
4(e)(i) shall be nonforfeitable at all times.

     The Participating Companies shall pay over to the Trustee all contributions under this subsection no later than the due date, including extensions, for filing the Participating Companies' federal income tax returns for the taxable year coincident with or within which the Plan Year with respect to which such contributions are to be made ended. Such contributions shall be allocated to the Matching Contribution Accounts of the Participants with respect to whom they are made.

    (ii) AUTOMATIC BASIC CONTRIBUTIONS. In addition, for each Plan Year, the Participating Companies shall contribute to the Fund such amounts as the Company, in its absolute discretion, shall determine to be allocated in accordance with this subsection among Participants eligible to share therein.

     Until otherwise announced by the Board of Directors of the Company, the discretionary Automatic Basic Contributions made on behalf of each Associate shall be equal to 1% of such Participant's Compensation for the Plan Year. For purposes of this paragraph, "Compensation" includes only that Compensation earned after an Associate has become a Participant pursuant to Section 3 hereof.

     The Participating Companies shall pay over to the Trustee all contributions no later than the due date, including extensions, for filing the Participating Companies' federal income tax returns for the taxable year ended coincident with or next following the last day of the Plan Year for which such contributions are to be made.


     The following Participants shall be entitled to share in the defer a portion of their Compensation to the Plan pursuant to subsection 4(a) hereof:

       (A) Participants who retired during the Plan Year pursuant to subsection 8(a);
       (B)  Participants who died during the Plan Year;
       (C) Participants who terminated employment due to Disability during the Plan Year; and
       (D)  Participants who were employed by a Participating
Company on the last day of the Plan Year.

     (f) COMPANY CONTRIBUTION ACCOUNTS. The Matching Contributions made to a Participant under subsection 4(e)(i), as adjusted for investment gain or loss and income or expense, constitute the Participant's Matching Contribution Account. A Participant shall have a 100% nonforfeitable interest in his Matching Contribution Account at all times. The Automatic Basic Contributions made to a Participant under subsection 4(e)(ii), as adjusted for investment gain or loss and income or expense, constitute the Participant's Automatic Basic Contribution Account. A Participant shall have a nonforfeitable interest in the Automatic Basic Contribution Account to the extent provided under Section 8.

     (g)  COMPLIANCE WITH PARTICIPATING COMPANY MATCHING
CONTRIBUTIONS DISCRIMINATION TESTS.

     (i) RULE. In no event shall the "average contribution percentage" (as defined below) for Participants who are Highly
Compensated Associates for any Plan Year bear a relationship to the "average contribution percentage" for Participants who are not Highly Compensated Associates which does not satisfy either subsection (A) or (B) below.

       (A) The requirement shall be satisfied for a Plan Year if the "average contribution percentage" for the group of Participants who are Highly Compensated Associates that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year is not more than the "average contribution percentage" of all others who are eligible to make contributions under subsection 4(a) for any portion of the Plan Year multiplied by 1.25.
       (B)  The requirement shall be satisfied for a Plan Year if
(1) the excess of the "average contribution percentage" for the Participants who are Highly Compensated Associates for the Plan Year that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year over the "average contribution percentage" of all others who are eligible to make contributions for any portion of the Plan Year is not more than 2 percentage points and (2) the "average contribution percentage" for Participants who are Highly Compensated Associates is not more than the "average contribution percentage" of all others eligible to make contributions under subsection 4(a) for any portion of the Plan Year multiplied by 2.
percentages" does not satisfy subsection 4(g)(i) for any Plan Year, then the Committee shall direct the Trustee to distribute the "excess aggregate contribution" (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto) by the last day of the following Plan Year to the Highly Compensated Associates on the basis of the respective portions of the "excess aggregate contribution" attributable to each, as determined under this subsection. If such "excess aggregate contributions" are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the employer maintaining the Plan with respect to those amounts. The "excess aggregate contribution" for any Plan Year is the excess of the aggregate amount of Participating Company contributions allocated on a matching basis pursuant to subsection 4(e)(i) on behalf of Highly Compensated Associates for such Plan Year over the maximum amount of such contributions which could be allocated to Highly Compensated Associates under subsection 4(g)(i). The portion of the excess aggregate contribution attributable to a Highly Compensated Associate is determined by reducing Participating Company contributions allocated to Highly Compensated Associates in order of "contribution percentages" for each such Associate, beginning with the highest of such percentages, until the excess aggregate contribution is eliminated. Excess aggregate contributions shall be allocated to Participants who are subject to the family aggregation rules of Section 414(q)(6) of the Code by allocating the excess contributions for the family group among the Family Members in proportion to the elective contribution of each Family Member that is combined to determine the actual deferral ratio pursuant to 1.401(k)-1(f)(5)(ii) of the Code. Any refund made to a Participant in accordance with this subsection shall be drawn from his Matching Contribution Account.

     Excess aggregate contributions shall be adjusted for any income or loss through the last day of the Plan Year. The income or loss allocable to excess aggregate contributions is the income or loss allocable to the Participant's account balance attributable to Participating Company contributions pursuant to subsection 4(e)(i) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's excess aggregate contributions for the year and the denominator of which is the Participant's account balance attributable to Participating Company contributions pursuant to subsection 4(e)(i).

   (iii) ADDITIONAL DEFINITIONS. For purposes of this subsection 4(g), the term "Participant" shall mean each Associate eligible to make contributions under subsection 4(a) at any time during a Plan Year. Such Participants include:

       (A) an Associate who would be a Participant but for the failure to make required contributions;
       (B) an Associate whose right to receive matching certain 1-time elections not to participate or a distribution; and
       (C) an Associate who cannot receive a matching contribution because Section 415(c)(1) or Section 415(e) of the Code prevents the Associate from receiving additional annual additions.

     In the case of an eligible Associate who receives no matching contributions, the contribution ratio that is to be included in determining the contribution percentage is zero.

     The "average contribution percentage" for a specific group of Participants for a Plan Year shall be the average of the
"contribution percentage" for each Participant in the group for such Plan Year. The "contribution percentage" for a particular Participant shall be the ratio of the amount of Participating
Company contributions allocated to a Participant pursuant to subsection 4(e)(i) for a Plan Year and paid over to the Fund no later than the end of the 12-month period beginning on the day after the close of the Plan Year to the Participant's
"compensation" for such Plan Year.  For this purpose,
"compensation" means compensation for services performed for a Participating Company which is currently includable in gross income, but excluding compensation which is excludable from gross income pursuant to an election under a qualified cash or deferred arrangement under Section 401(k) of the Code or a cafeteria plan under Section 125 of the Code, excluding any amounts earned prior to satisfying the eligibility requirements of subsection 3(a).  In no event shall such compensation exceed the limitations of Code
Section 401(a)(17), as indexed.     (iv)  AGGREGATION OF
CONTRIBUTIONS. The contribution percentage for any Participant who is a Highly Compensated Associate for the Plan Year and who is eligible to make after tax contributions to any plan subject to
Section 415 of the Code maintained by a Participating Company or a Related Entity or to have Participating Company matching contributions within the meaning of Section 401(m)(4)(A) of the Code allocated to his account under 2 or more plans described in
Section 401(a) of the Code that are maintained by a Participating
Company or a Related Entity shall be determined as if the total of such Participant contributions and Participating Company contributions was made under this Plan and each other plan.
     (v) AGGREGATION OF PLANS. If this Plan satisfies the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with 1 or more other plans, or if 1 or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then subsection 4(g)(i) shall be applied by determining the contribution percentages of Participants as if all such plans were a single plan. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Code Section 401(m) and corresponding regulations.
    (vi) SPECIAL RULE. For purposes of determining the contribution percentage of a Participant who is a Highly
Compensated Associate, the contribution allocable to such Participant pursuant to subsection 4(e)(i) and compensation of such Members pursuant to subsection 4(e)(i) and compensation of Family Members. Family Members, with respect to Highly Compensated
Associates, shall be disregarded as separate Associates in determining the contribution percentage both for Participants who are not Highly Compensated Associates and for Participants who are Highly Compensated Associates.
   (vii) MULTIPLE USE. If either the actual deferral percentage or actual contribution percentage of the Highly Compensated
Associates exceeds 1.25 multiplied by the actual deferral percentage and actual contribution percentage of the Non-highly Compensated Associates, then the Plan shall test for multiple use.
Such test shall occur when the sum of the actual deferral percentage and actual contribution percentage pursuant to subsections 4(d) and 4(g), respectively, of the Highly Compensated Associates exceeds the "aggregate limit"; in such circumstances the actual contribution percentage of the Highly Compensated Associates will be reduced (beginning with such Highly Compensated Associate whose actual contribution percentage is the highest) so that the "aggregate limit" is not exceeded. The amount by which each Highly Compensated Associate's Matching Contribution Account is reduced shall be treated as an excess aggregate contribution, as the case may be. The actual deferral percentage and actual contribution percentage of the Highly Compensated Associates are determined after any corrections required to meet the actual deferral percentage and actual contribution percentage tests.

     For purposes of this subsection 4(g)(vii), "aggregate limit" shall mean the sum of (i) 125% of the greater of the actual deferral percentage of the non-Highly Compensated Associates for the Plan Year or the actual contribution percentage of non-Highly Compensated Associates under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and (ii) the lesser of 200% or 2 plus the lesser of such actual deferral percentage or actual contribution percentage. "Lesser" is substituted for "greater" in
(i), above, and "greater" is substituted for "lesser" after "2 plus the" in (ii) if it would result in a larger aggregate limit.

     (h) ROLLOVERS. Subject to uniform rules, any Associate as defined in subsection 1(e) may, subject to the Committee's approval, transfer to the Plan all or a portion of an eligible rollover distribution from an eligible retirement plan. Such rollover contributions, if approved, shall be credited to the Associate's Rollover Account.

     The terms "eligible rollover distribution" and "eligible retirement plan" shall have the meanings described in 9(b)(iii) of the Plan, except that, for purposes of this subsection 4(h), an individual retirement account described in Section 408(a) of the Code which holds an eligible rollover distribution made to a surviving spouse shall not be considered an eligible retirement plan.
such information from an Associate desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section.

     Any Associate who has not met the eligibility requirements of subsection 3(a) but who has made Rollover Contributions into the Plan shall be considered a Participant for purposes of Sections 6, 7, 8, 10, 11, 13, 14, 15 and 18 of the Plan.

     Notwithstanding anything herein to the contrary, this Plan shall not accept any direct or indirect transfer from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

     (i) ROLLOVER ACCOUNT. Any rollover contribution under subsection 4(h), as adjusted for investment gain or loss and income or expense, shall constitute the Participant's Rollover Account.
A Participant shall at all times have a nonforfeitable interest in the Rollover Account portion of his Account.

     (j) FAILSAFE CONTRIBUTIONS. The Participating Companies may make a special contribution to be allocated among all Associates who were eligible to participate in the Plan during the Plan Year and who are not Highly Compensated Associates within the meaning of
Section 401(k)(5) of the Code in proportion to their Compensation. The amount of the contribution shall not exceed the amount, determined by the Committee, necessary to satisfy the discrimination standards of Section 401(k)(3) of the Code. Any such contribution shall be treated as an addition to the Participant's Salary Deferral Account and shall be subject to the vesting and distribution provisions of the Plan pertaining to elective contributions and the conditions described in 1.401(k) - 1(b)(5).

     (k) PAYROLL TAXES. The Participating Companies shall withhold from the Compensation of the Participants and remit to the appropriate government agencies such payroll taxes and income tax withholding as the Company determines is or may be necessary under applicable statutes or ordinances and the regulations and rulings thereunder.
    5.  MAXIMUM CONTRIBUTIONS AND BENEFITS

     (a) DEFINED CONTRIBUTION LIMITATION. If the amount allocable to a Participant from contributions to the Fund in respect of any Plan Year would cause the Annual Additions allocated to any Participant under this Plan plus the Annual Additions allocated to such Participant under any other plan maintained by a Participating Company or a Related Entity to exceed for any Limitation Year the lesser of (i) $30,000 (or, if greater, 25% of the dollar limitation in effect under subsection 415(b)(1)(A) of the Code for such Limitation Year) or (ii) 25% of such Participant's "compensation" (as defined in subsection 5(d)) for such Limitation Year, then such amount allocable to such Participant shall be reduced by the amount of such excess to determine the actual amount of the contribution allocable to such Participant in respect of such Plan Year. Excess Annual Additions shall be administered by and pursuant to the direction of the Committee through corrective action under any 1 or a combination of methods permissible under 1.415-6(b)(6), as amended.

     If a short Limitation Year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the defined contribution dollar limitation will be prorated based on the number of months in the short Limitation Year.

     (b) COMBINED LIMITATION. In addition to the limitation of subsection 5(a), if a Participating Company or a Related Entity maintains or maintained a defined benefit plan and the amount allocable to a Participant with respect to any Plan Year would cause the aggregate amount allocated to any Participant under all defined contribution plans maintained by all Participating Companies or Related Entities to exceed the maximum allocation as determined in subsection 5(c), then such amount allocable to such Participant shall be reduced by the amount of such excess to determine the actual amount of the contribution allocable to such Participant for such Plan Year. The excess amount with respect to any Participant shall be held in accordance with subsection 5(a). Notwithstanding the foregoing, to the extent administratively feasible, the combined limitation shall be applied to the Participant's benefit payable from the defined benefit plan prior to reduction of the Participant's Annual Additions under this Plan.

     (c)  COMBINED LIMITATION COMPUTATION -
              MAXIMUM ALLOCATION. The maximum allocation is the amount of Annual Additions which may be allocated to a Participant's benefit without permitting the sum of the defined benefit plan fraction (as hereinafter defined) and the defined contribution plan fraction (as hereinafter defined) to exceed 1.0 for any Limitation Year. The defined benefit plan fraction applicable to a Participant for any Limitation Year is a fraction, the numerator of which is the projected annual benefit of the Participant under the plan determined as of the close of the Limitation Year and the denominator of which is the lesser of (1)